UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2011

IDT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  (c) On October 19, 2011, in conjunction with the pending spin-off of its subsidiary, Genie Energy Ltd., IDT Corporation (the “Registrant”) announced certain changes in management.  Bill Pereira, currently the Registrant’s Chief Financial Officer will move from that position and take over as Chief Executive Officer of the Registrant’s subsidiary, IDT Telecom, Inc. (“IDT Telecom”). Marcelo Fischer, currently Chief Financial Officer of IDT Telecom, will also become Senior Vice-President of Finance of the Registrant, responsible for financial operations, reporting and compliance, and serving as its certifying Principal Financial Officer.  Finally, Liore Alroy, currently the Chief Executive Officer of IDT Telecom, will move from that position to serve as Deputy Chairman, acting as a non-executive strategic advisor to both the Registrant and Genie.

Bill Pereira, 46, has served as Chief Financial Officer and Treasurer of the Registrant since January 2009. Previously, he served as Executive Vice President of Finance for the Registrant from January 2008 to January 2009. Mr. Pereira initially joined the Registrant in December 2001 when the Registrant bought Horizon Global Trading, a financial software firm where he was a managing partner. In February 2002, Mr. Pereira joined Winstar Communications, a subsidiary of the Registrant, as a Senior Vice President of Finance. Mr. Pereira was promoted to CFO of Winstar Communications, a position he held until 2006 when he was named a Senior Vice President of the Registrant responsible for financial reporting, budgeting and planning. Prior to joining the Registrant, Mr. Pereira worked for a number of companies in the financial sector, including Prudential Financial, SBC Warburg and UBS. Mr. Pereira received a M.B.A. from the New York University Stern School of Business and a B.S. from Rutgers University.

Marcelo Fischer, 44, has served as Chief Financial Officer of IDT Telecom since June 2007.  Mr. Fischer has also served as Senior Vice President of Finance from March 2007 to June 2007. Mr. Fischer served as the Registrant’s Chief Financial Officer and Treasurer from June 2006 to March 2007, as the Registrant’s Controller from May 2001 until June 2006 and as Chief Accounting Officer from December 2001 until June 2006. Prior to joining the Registrant, Mr. Fischer was the Corporate Controller of Viatel, Inc. from 1999 until 2001. From 1998 through 1999, Mr. Fischer was the Controller of the Consumer International Division of Revlon, Inc. From 1991 through 1998, Mr. Fischer held various accounting and finance positions at Colgate-Palmolive Corporation. Mr. Fischer, a Certified Public Accountant, received a M.B.A. from the New York University Stern School of Business and a B.A. from the University of Maryland.

The Registrant is presently negotiating compensatory arrangements with Mr. Pereira and Mr. Alroy.  The Registrant will update this Form 8-K as the arrangements with them are finalized.

There are no arrangements or understandings between Mr. Pereira or Mr. Fischer and any other person pursuant to which Mr. Pereira and Mr. Fischer were appointed to their new positions, nor are there any family relationships between any director or executive officer and Messrs. Pereira and Fischer.  Messrs. Pereira and Fischer have not entered into any related party transactions with the Registrant that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the October 19, 2011 press release relating to the above events is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document
99.1	Press Release of the Registrant, dated October 19, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By:	/s/ Howard S. Jonas
Name: Howard S. Jonas
Title: Chairman and Chief Executive Officer

Dated: October 24, 2011

EXHIBIT INDEX

Exhibit No.	Document
99.1	Press Release of the Registrant, dated October 19, 2011.